FOR IMMEDIATE RELEASE                             PRESS RELEASE

Optimal Group Announces Fourth Quarter

and 2007 Year-End Results

Montreal, Quebec, March 11, 2008—Optimal Group Inc. (NASDAQ:OPMR) today announced its financial results for the fourth quarter and year ended December 31, 2007. All references are in U.S. dollars.

Revenues for the fourth quarter ended December 31, 2007 were $37.6 million (which includes approximately $11.3 million related to the WowWee business segment acquired on November 7, 2007) compared to $33.9 million for the fourth quarter ended December 31, 2006.

Net loss in the fourth quarter ended December 31, 2007 was $31.6 million (which includes a goodwill impairment loss of $22.6 million that was recognized in the Optimal Payments business segment, resulting from a revision in its business forecast to reflect higher merchant attrition and lower growth expectations, and amortization of intangibles pertaining to transaction processing and cost of sales of $4.6 million) or $1.26 per share compared to net earnings of $2.8 million (which included amortization of intangibles pertaining to transaction processing and cost of sales of $3.0 million) or $0.11 per diluted share in the fourth quarter ended December 31, 2006.

EBITDA for the fourth quarter was $0.7 million or $0.03 per diluted share compared to EBITDA of $6.6 million or $0.27 per diluted share for the comparable period in 2006.

EBITDA is a non-GAAP (generally accepted accounting principles) financial measure calculated as earnings before investment income, taxes and depreciation and amortization and excludes the impact of impairment loss, non-controlling interest, stock-based compensation and discontinued operations. A reconciliation of Optimal’s EBITDA is included in Annex A.

Revenues for the year ended December 31, 2007 were $123.3 million compared to $191.9 million for the year ended December 31, 2006.

EBITDA for the year ended December 31, 2007 was $8.5 million or $0.35 per diluted share compared to $43.0 million or $1.69 per diluted share for the year ended December 31, 2006.

Net loss for the year ended December 31, 2007 was $36.5 million (which includes the above-mentioned goodwill impairment loss of $22.6 million recorded in the Optimal Payments business segment and amortization of intangibles pertaining to transaction processing and cost of sales of $14.0 million) or $1.51 per share, compared to net earnings of $12.8 million (which included an impairment loss on intangible assets of $1.9 million and amortization of intangibles pertaining to transaction processing and cost of sales of $12.1 million) or $0.50 per diluted share for the year ended December 31, 2006.

Optimal Group Announces Fourth Quarter and 2007 Year End Results

Optimal's consolidated balance sheet remains strong. At December 31, 2007, the Company had:

➢

Cash and cash equivalents, short-term investments (including amounts held in reserve) and settlement assets net of customer reserves, security deposits and bank indebtedness, of $51.6 million or $1.99 per issued and outstanding share;

➢	working capital, excluding cash and short-term investments held as reserves, of $15.9 million; and
➢	shareholders' equity of $201.7 million, or $7.76 per issued and outstanding share.

Strategy

WowWee

The Company is actively focused on implementing the strategies outlined in the press release announcing the WowWee acquisition, in order to enhance the Company’s growth and financial performance. These strategic initiatives include:

•	Expanding sales and distribution through a broadening of sales channels, both in North America and overseas;
•

Expanding product design, development and production capabilities to produce an increased number of products at varying price points. In 2008, WowWee will produce and market the broadest product line in its operating history;

•	Broadening development initiatives into products that combine computer connectivity, utility and entertainment; and
•	Embarking on branded entertainment, licensing, publishing and merchandising initiatives.

In the few months since WowWee was acquired by the Company, several objectives have already been achieved:

•	A distribution relationship has been established with a leading third-party distributor and fulfillment partner;
•	The WowWee sales and marketing plans have been restructured; certain personnel have been reassigned and additional sales and marketing professionals have been engaged;
•	A redesigned WowWee website has been launched; and a new online store with greatly improved backend fulfillment will be added in the spring;
•	The La Jolla, California creative design capabilities have been expanded and specific procedures to improve product design and packaging have been implemented;
•

A third-party production and management team has been engaged to promote content across multiple media platforms embraced by young adults, with an emphasis on exploiting opportunities in the digital landscape; and

•	“Store-within-a-store” concepts have been put into development with select merchants in North America.

Optimal Group Announces Fourth Quarter and 2007 Year End Results

WowWee now focuses on four distinct product lines:

•	WowWee Robotics: its robo-branded consumer robotic product line that includes, amongst others Robosapien, Roboreptile and Robopet;
•	WowWee FlyTech: its radio-controlled flight segment that includes its award-winning Dragonfly product;
•	WowWee Alive: products based upon its highly sophisticated animatronic technology; and
•	WowWee Technologies: a new consumer - facing group that is focused on the consumer electronics (CE) marketplace and applying certain existing WowWee technologies to the home and the workplace.

Optimal Payments

Optimal Payments continues to streamline its operations and to pursue a strategy of organic growth for its business to better leverage its existing capacity and infrastructure. In doing so, it has eliminated unprofitable business lines with the goal of generating consistent and ongoing cash flow and maximizing efficiency. While Optimal Group continues to operate in the payments segment, the Company has from time to time received expressions of interest from certain third parties interested in acquiring the payments business and has allowed investigation and review to be conducted.

U.S. Gaming Payment Processing

Following announcements by the U.S. Attorney’s Office in the Southern District of New York relating to its investigation of the U.S. Internet gambling industry, the Company, in March 2007, initiated discussions with the U.S Attorney’s Office and is in the process of responding to a voluntary request for information issued by the U.S Attorney’s Office.

Conference call

Optimal will hold a conference call on Tuesday, March 11, 2008 at 4:30 p.m. (EDT). It is the intent of Optimal’s conference call to have the question and answer session limited to institutional analysts and investors. The call can be heard beginning at 4:30 p.m. (EDT) as an audio webcast via Optimal’s website at www.optimalgrp.com. As well, Optimal invites retail brokers and individual investors to hear the conference call replay by dialing (514) 861-2272 or 1 (800) 408-3053 access code #3254448. The replay may be heard beginning at 6:00 p.m. (EDT) on March 11, 2008 and will be available for five business days thereafter.

Optimal Group Announces Fourth Quarter and 2007 Year End Results

About Optimal Group

Optimal Group Inc. has operated and, through various subsidiaries, has actively managed a variety of businesses.

Optimal Group Inc. currently operates:

The WowWee group of companies, with operations in Hong Kong, La Jolla, California and Montreal, Quebec.  WowWee Group Limited, based in Hong Kong, is a leading designer, developer, marketer and distributor of technology-based consumer robotic, toy and entertainment products.

The Optimal Payments group of companies, with operations primarily in North America and the United Kingdom.  Optimal Payments provides secure electronic payment and risk management solutions to small and medium-sized businesses that sell and deliver goods and services over the Internet, wireless, or generally in a card-not-present environment.

For more information about Optimal, please visit the Company's website at www.optimalgrp.com.

Gary Wechsler

Chief Financial Officer

Optimal Group Inc.

(514) 738-8885

gary@optimalgrp.com

Cautionary Statements Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “expects”, “intends”, “anticipates”, “plans”, “believes”, “seeks”, “estimates”, or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, but are not limited to, statements about our current expectations with respect to our future growth strategies, results, opportunities and prospects, competitive position and industry environment. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, or those of the markets we serve, to differ materially from those expressed in, or implied by, these forward-looking statements, including:

•	existing and future governmental regulations and disputes with governmental authorities;
•	general economic, legal and business conditions in the markets we serve;
•	consumer confidence in the security of financial information transmitted via the Internet;
•	levels of consumer and merchant fraud, disputes between consumers and merchants and merchant insolvency;
•	liability for merchant chargebacks;
•	our ability to safeguard against breaches of privacy and security when processing electronic transactions and use of our payments systems for illegal purposes;
•	the imposition of and our compliance with rules and practice procedures implemented by credit card and check clearing associations;
•	our ability to adapt to changes in technology, including technology relating to electronic payments systems;
•	our ability to protect our intellectual property;
•	our relationships with our suppliers and the banking associations that we rely upon to process our electronic transactions;
•	disruptions in the function of our electronic payments systems and technological defects;
•	our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances;
•	our ability to retain key personnel;
•	currency exchange rate fluctuations;
•	our ability to successfully implement our strategies for our recently acquired WowWee business;
•	changing consumer preferences for electronics and play products;
•	the seasonality of retail sales;
•	concentration among our major retail customers for the products of our WowWee business;

Optimal Group Announces Fourth Quarter and 2007 Year End Results

•	economic, social and political conditions in China, where WowWee’s products are manufactured;
•	the price and supply of raw materials used to manufacture WowWee’s products
•	product liability claims and product recalls;
•	increased competition;
•	litigation; and
•

the factors described under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the three months ended September 30, 2007.

There may be additional risks and uncertainties and other factors that we do not currently view as material or that are not necessarily known. The forward looking statements made in this document are only made as of the date of this document.

Except as required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in circumstances or any other reason after the date of this press release.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation. We are relying on the “safe harbor” provisions of the Private Securities Litigation Reform Act in connection with the forward-looking statements included in this press release.

Consolidated Balance Sheets, Statements of Operations and Statements of Cash Flows follow:

OPTIMAL GROUP INC.
Consolidated Balance Sheets

December 31, 2007 and 2006
(expressed in thousands of U.S. dollars)

	2007	2006
Assets
Current assets:
Cash and cash equivalents	$47,193	$103,922
Cash held as reserves	6,869	18,960
Short-term investments	12,477	71,621
Short-term investments held as reserves	1,710	3,110
Settlement assets	4,715	7,061
Accounts and other receivables	18,513	10,250
Inventories	3,103	–
Income taxes receivable and refundable investment tax credits	4,169	1,025
Prepaid expenses and deposits	1,958	1,119
Future income taxes	714	2,192
	101,421	219,260

Restricted cash	19,183	–
Property and equipment	4,670	2,121
Goodwill	66,210	49,243
Intangible assets	86,858	56,798
Future income taxes	6,200	2,692
Other asset	5,739	10,423

	$290,281	$340,537
Liabilities and Shareholders' Equity
Current liabilities:
Bank indebtedness	$–	$8,581
Accounts payable and accrued liabilities	47,083	23,362
Customer reserves and security deposits	21,324	61,897
Income taxes payable	7,251	5,573
Future income taxes	1,270	382
	76,928	99,795
Non-controlling interest	–	16,392
Future income taxes	11,648	4,968

Shareholders' equity:
Share capital	211,998	202,252
Warrants	2,696	–
Additional paid-in capital	29,561	23,169
Deficit	(41,066)	(4,555)
Accumulated other comprehensive loss	(1,484)	(1,484)
	201,705	219,382

	$290,281	$340,537

OPTIMAL GROUP INC.
Consolidated Statements of Operations and Comprehensive (Loss) Income

Three-year period ended December 31, 2007
(expressed in thousands of U.S. dollars, except share and per share amounts)

	2007	2006	2005

Revenues	$123,328	$191,893	$144,898

Expenses:
Transaction processing and cost of sales	78,685	94,906	67,495
Selling, general and administrative	31,679	47,553	35,689
Amortization of intangibles pertaining to transaction processing and cost of sales	13,971	12,129	7,833
Amortization of property and equipment	1,908	1,520	1,324
Stock-based compensation pertaining to selling, general and administrative	6,257	1,707	20,191
Research and development	3,278	3,388	2,659
Operating leases	1,196	1,498	1,103
Restructuring costs	-	1,581	3,299
Impairment loss	22,552	1,910	-
	159,526	166,192	139,593

(Loss) earnings from continuing operations before undernoted items	(36,198)	25,701	5,305

Investment income	5,831	8,388	2,973
Gain on sale of interest in OPIL	–	–	30,411

(Loss) earnings from continuing operations before income taxes and non-controlling interest	(30,367)	34,089	38,689

Income tax provision	(5,985)	(1,070)	(11,388)

(Loss) earnings from continuing operations before non-controlling interest	(36,352)	33,019	27,301

Non-controlling interest	(159)	(6,934)	(4,181)

(Loss) earnings from continuing operations	(36,511)	26,085	23,120

Loss from discontinued operations, net of income taxes	-	(9,023)	(22,355)

Loss on disposal of net assets from discontinued operations, net of income taxes	-	(4,283)	(188)

Net (loss) earnings and comprehensive (loss) income	$(36,511)	$12,779	$577

Weighted average number of shares:
Basic	24,179,134	23,628,604	22,869,401
Plus impact of stock options and warrants	-	1,810,527	2,475,219

Diluted	24,179,134	25,439,131	25,344,620

(Loss) earnings per share:
Continuing operations:
Basic	$(1.51)	$1.10	$1.01
Diluted	(1.51)	1.03	0.91
Discontinued operations:
Basic	-	(0.56)	(0.98)
Diluted	-	(0.53)	(0.89)
Net:
Basic	(1.51)	0.54	0.03
Diluted	(1.51)	0.50	0.02

OPTIMAL GROUP INC.
Consolidated Statements of Cash Flows

Three-year period ended December 31, 2007
(expressed in thousands of U.S. dollars)

	2007	2006	2005

Cash flows (used in) from operating activities:
Net (loss) earnings	$(36,511)	$12,779	$577
Add: loss from discontinued operations	-	9,023	22,355
loss on disposal of net assets from discontinued operations	-	4,283	188
Net (loss) earnings from continuing operations	(36,511)	26,085	23,120
Adjustments for items not affecting cash:
Non-controlling interest	159	6,934	4,181
Amortization	15,879	13,649	9,157
Gain on settlement of litigation	(1,612)	-	-
Future income taxes	4,366	(7,106)	3,035
Stock-based compensation	6,257	1,707	20,191
Foreign exchange	(333)	(390)	559
Impairment loss	22,552	1,910	-
Write-down of property and equipment	-	301	-
Gain on sale of interest in OPIL	-	-	(30,411)
Net change in operating assets and liabilities	(48,046)	(37,855)	33,525
	(37,289)	5,235	63,357
Operating cash flows from discontinued operations	-	(5,032)	(10,041)
	(37,289)	203	53,316
Cash flows (used in) from financing activities:
Proceeds from exercise of RSUs in OPIL	58	24	16
(Decrease) increase in bank indebtedness	(8,581)	159	(480)
Repurchase of Class "A" shares	(206)	(2,264)	(436)
Proceeds from issuance of Class "A" shares	87	5,172	7,508
Payment of dividend by OPIL to minority interest	-	(4,796)	-
	(8,642)	(1,705)	6,608

Cash flows (used in) from investing activities:
Acquisition of WowWee, net of cash of $483	(46,087)	-	-
Additional consideration for acquisition of MCA	(804)	-	-
Repurchase of OPIL ordinary shares	(16,463)	-	-
Purchase of property, equipment and intangible assets	(4,744)	(4,272)	(2,050)
Net proceeds from maturity of short-term investments	59,144	10,740	5,852
Proceeds from note receivable	709	384	138
Transaction costs	(2,903)	-	(6,553)
Proceeds from sale of interest in OPIL	-	-	44,146
Acquisition of NPS, net of cash of $126	-	-	(3,000)
Acquisition of MCA, including acquisition costs of $49	-	-	(3,722)
Acquisition of UBC, including acquisition costs of $277	-	-	(44,277)
Acquisition of Moneris, including acquisition costs of $266	-	-	(18,266)
Decrease in cash held in escrow	-	-	3,536
	(11,148)	6,852	(24,196)
Investing cash flows from discontinued operations	–	(87)	(260)
	(11,148)	6,765	(24,456)

Effect of exchange rate changes on cash and cash equivalents during the year	350	423	(169)

Net (decrease) increase in cash and cash equivalents	(56,729)	5,686	35,299

Cash and cash equivalents, beginning of year	103,922	98,236	62,937

Cash and cash equivalents, end of year	$47,193	$103,922	$98,236

Annex A

Non-GAAP Financial Measures

We are using a non-GAAP (generally accepted accounting principles) measure to assess our operating performance. Earnings and other measures adjusted to a basis other than GAAP do not have standardized meanings and are unlikely to be comparable to similar measures used by other companies. Accordingly, they should not be considered in isolation. We are using EBITDA to measure the Company’s performance, which measure excludes certain items from earnings that Optimal management does not stress in assessing the Company’s operating performance and financial condition. We also believe this measure is routinely used by investors and analysts as a basis for assessing company value.

EBITDA, as used by Optimal, is calculated as earnings before investment income, taxes and depreciation and amortization and excludes the impacts of impairment loss, non-controlling interest, stock-based compensation and discontinued operations. We believe it is useful to exclude these items as they are either non-cash expenses, items that cannot be influenced by management in the short term, or items that do not impact core operating performance. Excluding these items does not imply they are necessarily non-recurring

OPTIMAL GROUP INC.
Reconciliation of Non-GAAP Financial Information EBITDA
(expressed in thousands of U.S. dollars, except per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2007	2006	2007	2006
	Unaudited	Unaudited	Unaudited	Unaudited

Net (loss) earnings	$(31,603)	2,753	$(36,511)	12,779

Add (deduct):
Impairment loss	22,552	-	22,552	1,910
Amortization of intangibles pertaining to transaction processing and cost of sales	4,569	2,974	13,971	12,129
Amortization of property and equipment	1,084	365	1,908	1,520
Stock-based compensation pertaining to selling, general and administration	200	701	6,257	1,707
Non-controlling interest	-	1,416	159	6,934
Investment income	(832)	(2,502)	(5,831)	(8,388)
Income tax provision	4,705	(155)	5,985	1,070
Loss from discontinued operations	-	1,033	-	9,023
Loss on disposal of net assets from discontinued operations	-	-	-	4,283

EBITDA	$675	6,585	$8,490	42,967

Diluted shares	25,146	24,429	24,179	25,439

EBITDA per diluted share	$0.03	$0.27	$0.35	$1.69